EXHIBIT 23.2
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               NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

   Arthur Andersen LLP audited the financial statements for and as of the years ended December 31, 2001 and 2000 included in the annual report on Form 10-K for the year ended December 31, 2002 of Illinois Tool Works Inc. Arthur Andersen LLP also audited the financial statements for and as of the years ended December 31, 2001 and 2000 included in the annual report on Form 11-K for the year ended December 31, 2001 of the ITW Savings and Investment Plan. After reasonable efforts, Illinois Tool Works Inc. has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit reports into our registration statement. Accordingly, Illinois Tool Works Inc. has omitted such consent in reliance upon Rule 437a under the Securities Act of 1933. The absence of an updated consent may limit recovery by investors from Arthur Andersen LLP, particularly under Section 11(a) of the Securities Act of 1933.